Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (1)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share (1)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Depositary Shares (1)(2)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-

Fees to Be Paid	Other	Units (1)(3)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-

Fees to Be Paid	Other	Warrants (1)(4)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$48,570,600	$92.70 per $1,000,000	$4,503	-	-	-	-

Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share (1)	415(a)(6)	-	-	-	-	-	-	-	-	-
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share (1)	415(a)(6)
Carry Forward Securities	Other	Depositary Shares (1)(2)	415(a)(6)
Carry Forward Securities	Other	Units (1)(3)	415(a)(6)
Carry Forward Securities	Other	Warrants (1)(4)	415(a)(6)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)	(1)	$201,429,400	$121.20 per $1,000,000		S-3	333-231441	May 23, 2019	$24,413
	Total Offering Amounts					$250,000,000 (5)
	Total Fees Previously Paid					-
	Total Fee Offsets					-
	Net Fee Due					$4,503

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock, preferred stock or warrants, in any combination, which may or may not be separable from one another.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, or depositary shares issued by any registrant.
(5)	The $250,000,000 of securities registered pursuant to this registration statement includes $201,429,400 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-231441), which became effective on May 23, 2019. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities.